SPX Corporation



                             February 17, 1998

                               TODAY'S AGENDA
                               --------------




     .    Discuss 4Q and 1997 year end results and provide '98 guidance

     .    Discuss our offer for Echlin

          -    Industry trends

          -    Strategic rationale

          -    Financial logic

          -    Our track record

          -    Our program for Echlin

                       SPX EARNINGS PER SHARE UPDATE
                       -----------------------------




EPS (diluted) before unusual items

     -    Fourth Quarter = $0.83

          .    159% improvement over 1996

          .    First Call Consensus $0.80

     -    Full Year 1997 = $3.01

          .    71% improvement over '96

          .    First Call Consensus $2.99




                      OUT-PERFORMED ANALYST ESTIMATES

                       SPX 1997 PERFORMANCE SCORECARD
                       ------------------------------






 .  E.P.S.                 $3.01 per share       71% improvement over '96

 .  EVA(R)Improvement      $18.8 million         $45 million over two years

 .  MVA                    Nearly $400 million   $700+ million over two years

 .  Headcount              36% fewer people      Sales per employee up 30%
                                                  over '96

 .  Operating Margin       8%                    25% improvement over '96

 .  Revenue                +7%                   Past several years flat

 .  Shareholder Actions    Dutch Auction         Repurchased 17% in '97










                      EXCEEDING FINANCIAL COMMITMENTS

                            SPX GUIDANCE - 1998
                            -------------------






 .   1998 Revenue Growth guidance -- 10%
      (over 1997 Pro Forma)

 .   1998 Q1 EPS Guidance -- $0.80

 .   1998 FY EPS Guidance -- $3.85 -- $4.00





                DOUBLE-DIGIT GROWTH AND 30% EPS IMPROVEMENT

                               SPX AND ECHLIN

                    RATIONALE FOR SPX AND ECHLIN MERGER
                    -----------------------------------




 .    Vehicle service industry is rapidly evolving

 .    Combination benefits shareholders, customers and employees of SPX and
     Echlin

 .    SPX's leadership experience and management techniques will be applied to Echlin

 .    SPX will cut costs, improve profitability and position combined company for growth

                            WHY THIS OFFER NOW?
                            -------------------






 .    SPX has been pursuing a strategic business combination with Echlin for a year

 .    SPX has initiated three meetings with Echlin and has sent several letters regarding proposed deal

 .    Echlin has repeatedly rebuffed our offer to negotiate a transaction --
     Echlin Board refuses to meet with us

 .    Rapid industry consolidation and strategic rationale for transaction make it necessary to take our offer directly to Echlin's shareholders

                           SUMMARY OF SPX's OFFER
                           ----------------------






 .    Structure:  Exchange offer for all Echlin shares

 .    Value:      $48 per Echlin share or approximately $3 billion

 .    Terms:      $12 in cash, 0.4796 SPX shares per Echlin share; 1/4 cash, 3/4 stock; fixed exchange ratio

 .    Premium:    23% over Echlin's close on Friday
                 32% above 30-day average

 .    Earnings:   Expect substantial accretion in first full year

                   SPX POSITIONED TO COMPLETE TRANSACTION
                   --------------------------------------






 .    SPX owns 1.15 million Echlin shares, 1.8% of Echlin, and more than combined ownership of Echlin's officers and directors

 .    SPX has received antitrust clearance for the transaction

 .    SPX has received "highly confident" letter for $2.4 billion of financing from CIBC

 .    SPX has filed exchange offer materials with SEC

 .    SPX has filed materials with SEC to call special meeting of Echlin's shareholders to replace the Echlin Board

                           ANTICIPATED TIMETABLE
                           ---------------------






 February 1998                       March 1998                    June 1998

--------------                     --------------                --------------

Solicitation             [arrow]   Collect            [arrow]    Special
to Call                            Demands from                  Meeting to
Special                            35% of Echlin                 Remove Echlin
Meeting                            Shareholders                  Board and
                                   for a Special                 Replace with
                                   Meeting                       SPX Slate

--------------                     --------------                --------------

Governance                                                       Governance
Requirement:                                                     Requirement:

35% of                                                           Removal:  More
  Outstanding                                                      Votes For
  Shares                                                           Than Against


                                                                 Election:
                                                                   Plurality of
                                                                   Votes Cast






         PROCESS COULD BE ACCELERATED WITH A NEGOTIATED TRANSACTION

                         RAPIDLY CHANGING INDUSTRY
                         -------------------------






 .    Consolidation in $350 billion vehicle service industry

 .    Blurring lines between OE and aftermarket

 .    Expansion of mega-dealerships and national parts retailers

 .    Growing importance of repair shop chains

 .    Increasing technological complexity of vehicles

 .    Integration of the vehicle service process necessary to compete and better serve customers in the future

 .    SPX and Echlin will have scale and capabilities to excel

                TRENDS TRANSFORMING VEHICLE SERVICE INDUSTRY
                --------------------------------------------






         TRENDS                                              IMPACT
--------------------------                          --------------------------

 .  Aftermarket demand model       [arrow]           .  Restructuring within
   predicts slowing growth                             industry required

 .  Weak demand creates                                 - Plant rationalization
   operational problems

 .  DIY demand will continue                            - Downsize distribution
   to weaken                                             networks

                                                       - Write-off inventories

                                                    .  Consolidation of players
                                                       required

                                                       - OE/Aftermarket lines
                                                         blurring

                                                       - Economies of scale in
                                                         distribution and
                                                         manufacturing

                                                       - Integration of vehicle
                                                         service lifecycle






                     AUTO AFTERMARKET GROWTH IS SLOWING
            INDUSTRY RESTRUCTURING AND CONSOLIDATION IS REQUIRED

                         VEHICLE SERVICE LIFECYCLE
                         -------------------------






                  [CHART DESCRIBING BUSINESS SEGMENTS
               AT DIFFERENT POINTS IN VEHICLE LIFECYCLE]







                  INTEGRATION OF VEHICLE SERVICE LIFECYCLE
                     IS CRITICAL FOR LONG-TERM SUCCESS

                   INTEGRATION OF VEHICLE SERVICE PROCESS
                   --------------------------------------






                         VEHICLE SERVICE LIFECYCLE



             [CHART DESCRIBING VEHICLE SERVICE LIFECYCLE]







            FEEDBACK OF DATA DRIVES IMPROVED SERVICE AND QUALITY
              FOR CUSTOMERS/DISTRIBUTORS, OEM'S AND END-USERS

                            SHAREHOLDER BENEFITS
                            --------------------






 .    Echlin shareholders will receive an immediate 23% premium and 32%
     premium over 30-day trading average

 .    Echlin Shareholders will own 70% of a combined company with upside potential

 .    SPX shareholders will own part of larger company with increased value-creation opportunities

 .    Combined company will be a global leader across entire vehicle service lifecycle

                      SPX HAS "BEEN THERE, DONE THAT"
                      -------------------------------







 .    SPX had been a long time underperformer

 .    Current leadership team successfully turned around SPX in just two years

     - Quickly implemented EVA as financial tool and driver of cultural change

     -   Took shareholder-friendly actions

 .    Operating margins doubled

 .    Sales per employee up more than 50%

 .    Stock price quadrupled

                         ECHLIN STOCK TOTAL RETURN
                         -------------------------






          [CHART COMPARING ECHLIN STOCK TOTAL RETURN TO SPX]







                  ECHLIN STOCK UNDERPERFORMING EVEN AFTER
                    NEARLY ONE YEAR UNDER NEW LEADERSHIP

                        SPX AND ECHLIN TOTAL RETURN
                        ---------------------------






                  [CHART COMPARING SPX AND ECHLIN STOCK
                         TOTAL RETURN TO SPX]







      SPX's STOCK HAS QUADRUPLED WHILE ECHLIN's STOCK HAS STAYED FLAT

                          SPX's PROGRAM FOR ECHLIN
                          ------------------------






 .    Application of an aggressive shareholder focused agenda to Echlin

 .    Focus on cost structure

 .    More effective use of capital

 .    Productivity enhancements

 .    Selective divestitures

 .    EVA-based compensation

                          SPX's PROGRAM FOR ECHLIN
                          ------------------------







 .    Achieve annual cost savings of at least $125 million in first full year, increasing to $175 million thereafter

 .    Reduce headcount by approximately 3,000 positions or nearly 10% of
     Echlin's global workforce

 .    Restructure or divest underperforming Echlin assets

 .    Accelerate EVA-based compensation programs

 .    Pursue targeted share repurchases

 .    Speed and execution are crucial

                           ESTIMATED COST SAVINGS
                           ----------------------






(In $ Millions)



                                            Year 2              Total Annual
                                          Additional              Savings,
                        Year 1             Savings            Yr. 2 and Beyond
                        ------            ----------          ----------------
Headcount Reduction      $100               $20                    $120
(3,000 x $40K)

Duplicate Corporate        10                10                      20
Costs

Manufacturing/             15                20                      35
Distribution
Rationalization,
Sourcing
                        ------            ----------         -----------------
Total                    $125               $50                    $175
                        ======            ==========         =================






                      ESTIMATED COST SAVINGS WILL MAKE
                         TRANSACTION EPS ACCRETIVE

                           VALUE/EVA OPPORTUNITY
                           ---------------------







                             SALES PER EMPLOYEE
                              (In $ Thousands)





                    [CHART COMPARING SPX AND ECHLIN
                   SALES PER EMPLOYEE TO PEER GROUP]













LTM = Last twelve months

Peer Group Includes:  Arvin, Dana, Federal Mogul, Standard Motor Products







             ECHLIN HAS LOWEST SALES PER EMPLOYEE IN PEER GROUP
            SIGNIFICANT OPPORTUNITY FOR PRODUCTIVITY IMPROVEMENT

                           VALUE/EVA OPPORTUNITY
                           ---------------------







                 CAPITAL EXPENDITURES AS A PERCENT OF SALES




                 [CHART COMPARING CAPITAL EXPENDITURES
                    AT SPX, ECHLIN AND PEER GROUP]













LTM = Last twelve months







                   ECHLIN HAS HIGHEST CAPEX IN PEER GROUP
         SIGNIFICANT OPPORTUNITY FOR MORE EFFICIENT USE OF CAPITAL

                           VALUE/EVA OPPORTUNITY
                           ---------------------







                        DIVIDEND YIELD SINCE 4/1/97




               [CHART COMPANY DIVIDEND YIELD AT ECHLIN,
                         SPX AND PEER GROUP]







              ECHLIN HAS HIGHEST DIVIDEND YIELD IN PEER GROUP
               OPPORTUNITY FOR MORE EFFICIENT USE OF CAPITAL

                            STRATEGIC RATIONALE
                            -------------------






        [CHART DESCRIBING BUSINESS SEGMENTS AT SPX AND ECHLIN]







           COMBINATION INTEGRATES SERVICE PROCESS WITH COMPONENTS
                 GOOD FIT OF BUSINESS -- NEGLIGIBLE OVERLAP

                        PROFILE OF COMBINED COMPANY
                        ---------------------------






                               SALES PROFILE
                              COMBINED COMPANY



            [CHART DESCRIBING PROFILE OF COMBINED COMPANY]







               COMBINED COMPANY WILL BE GLOBAL MARKET LEADER
                IN SERVICE SOLUTIONS AND VEHICLE COMPONENTS

                               PRO FORMA 1998
                               --------------






                                  Net                Shares
                                Income            Outstanding             EPS
                                ------            -----------            -----
                                   (in $ millions, except per share items)

SPX - 1998 analysts'             $51.0               12.900              $3.95
expectation(1)

Echlin - 1998 analysts'          143.9                 --                 --
expectation(1)

Transaction:                    (78.0)                 --                 --
   $83 of incremental
   interest, goodwill
   amortization of $22
   and other expense
   of $7

Shares issued:                    --                 30.700               --
   64.1 million Echlin
   shares @ exchange
   ratio of 0.4796
                                ------            -----------            -----
BEFORE SAVINGS                  $116.9               43.600              $2.68

$90 million savings              55.3                  --                 --
   (pretax) required to
   be EPS neutral
                                ------            -----------            -----
ADJUSTED                        $172.2               43.600              $3.95
                                ======            ===========            =====


(1) Numbers derived from First Call consensus of $3.95 per share for SPX and $2.28 per share for Echlin.

         $90 MILLION OF SAVINGS REQUIRED TO BE EPS NEUTRAL IN 1998

                               SPX AND ECHLIN

Certain statements contained in these slides that are not historical facts are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. These Forward-Looking Statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such Forward-Looking Statements. More information regarding such risks can be found in SPX's 1996 Form 10-K, three-month, six-month, and nine-month Forms 10-Q and SPX's Registration Statement on Form S-4, filed February 17, 1998.